UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
November 7, 2007
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-29129	87-0370820
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     As used in this current report on Form 8-K, unless the context otherwise requires, the terms “we,” “us,” “the Company,” and “Innuity” refer to Innuity, Inc., a Utah corporation.

Item 1.01 Entry into a Material Definitive Agreement.
     On November 7, 2007, we, and our wholly-owned subsidiary, Vista.com, Inc., entered into a domain name and trademark purchase agreement with VistaPrint Technologies Limited, pursuant to which we sold to VistaPrint Technologies Limited our vista.com domain name, as well as all registration rights in the trademark “VISTA,” in exchange for $1,250,000.00 in cash. We also provided certain warranties to VistaPrint Technologies Limited related to our valid ownership and use of the domain name and trademark, and agreed to indemnify VistaPrint Technologies Limited in the event we breach any of these warranties.
     Prior to our entry into the domain name and trademark purchase agreement, we engaged in a business relationship with VistaPrint Technologies Limited involving the directing of advertising traffic from our vista.com website.
     A complete copy of the domain name and trademark purchase agreement and our press release related to the sale of the vista.com domain name and “VISTA” trademark are attached hereto as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Domain Name and Trademark Purchase Agreement, by and among Innuity, Inc., Vista.com, Inc., VistaPrint Technologies Limited, dated November 7, 2007

99.1	Press release of Innuity, Inc., dated November 13, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
              INNUITY, INC.

Dated: November 13, 2007	By:	/s/ Linden N. Barney
Linden N. Barney
Chief Financial Officer